                                                         Exhibit 10.53


                                                         NET LEASE
                                                         MASTER LEASE FORM 05/99


                       STANDARD INDUSTRIAL LEASE AGREEMENT


               Landlord:   The Realty Associates Fund IV, L.P.,
                           a Delaware limited partnership

               Tenant:     Aviron,
                           a Delaware corporation

               Premises:   64,050 rentable square feet,
                           3600 Marshall Lane
                           Bensalem, Bucks County, Pennsylvania

               Date:       May 8, 2001

                                TABLE OF CONTENTS

Paragraph                                                               Page
---------                                                               ----
Term Summary.........................................................     1

1.      Granting Clause................................................   2

        1.1.   Premises.................................................  2
        1.2.   Common Areas.............................................  2

2.      Premises.......................................................   2

        2.1.   Acceptance...............................................  2
        2.2.   Delay in Delivery........................................  2
        2.3.   Early Possession.........................................  3
        2.4.   Waiver...................................................  3

3.      Use............................................................   3

        3.1.   Permitted Use............................................  3
        3.2.   Compliance with Laws ....................................  3
        3.3.   Prohibited Use...........................................  3

4.      Base Rent .....................................................   3

        4.1.   Payment..................................................  3
        4.2.   Late Charge; No Offset...................................  3

5.      Security Deposit...............................................   4

6.      Operating Expense Payments.....................................   5

        6.1.   Estimated Payments.......................................  5
        6.2.   Actual Payments..........................................  6
        6.3.   Audit....................................................  7

7.      Utilities .....................................................   7

8.      Taxes..........................................................   7

9.      Insurance .....................................................   7

        9.1.   Landlord's Insurance.....................................  7
        9.2.   Tenant's Insurance.......................................  7
        9.3.   Waiver of Subrogation....................................  8

10.     Landlord's Repairs.............................................   8

11.     Tenant's Repairs...............................................   8

12.     Tenant Improvements and Trade Fixtures.........................   9

        12.1.  Tenant Improvements......................................  9
        12.2.  Trade Fixtures...........................................  9

13.     Signs..........................................................   9

14.     Parking........................................................  10

15.     Fire and Casualty Damage.......................................  10

        15.1.  Notice................................................... 10
        15.2.  Landlord's Repair........................................ 10
        15.3.  Base Rent Abatement...................................... 10
        15.4.  Tenant's Right to Terminate.............................. 10
        15.5.  Tenant's Right to Require Landlord to Rebuild............ 10

16.     Condemnation...................................................  11

17.     Assignment and Subletting......................................  11

        17.1.  General.................................................. 11
        17.2.  Affiliate Transfers...................................... 12
        17.3.  Termination.............................................. 12
        17.4.  Additional Compensation.................................. 12
        17.5.  No Release............................................... 12
        17.6.  Landlord Transfer........................................ 12

18.     Indemnification and Waiver.....................................  12

19.     Inspection and Access..........................................  13

20.     Quiet Enjoyment................................................  13

21.     Surrender......................................................  13

        21.1.  Removal/Repair........................................... 13
        21.2.  Survival................................................. 13

22.     Holding Over...................................................  13

23.     Events of Default..............................................  14

24.     Landlord's Remedies............................................  15

        24.1.  General.................................................. 15
        24.2.  Lease Termination........................................ 15
        24.3.  Possession Termination................................... 15
        24.4.  Reletting................................................ 15
        24.5   No Waiver................................................ 16

25.     Landlord's Default and Liability...............................  16

        25.1.  Landlord's Default....................................... 16
        25.2.  Landlord's Liability..................................... 16
        25.3.  No Waiver................................................ 16

26.     Waiver of Jury Trial...........................................  17

27.     Subordination..................................................  17

28.     Mechanic's Liens...............................................  17

29.     Landlord's Lien/Security Interest..............................  17

30.     Estoppel Certificates..........................................  17

31.     Environmental Requirements.....................................  17

        31.1.  General.................................................. 17

        31.2.  Indemnity................................................ 18
        31.3.  Assessments.............................................. 18

32.     Mortgagee's Requirements.......................................  18

33.     Rules and Regulations..........................................  18

34.     Security Service...............................................  19

35.     Force Majeure..................................................  19

36.     Entire Agreement...............................................  19

37.     Severability...................................................  19

38.     Brokers........................................................  19

39.     Limited Waiver.................................................  19

40.     Miscellaneous..................................................  19


                                    EXHIBITS

                      Exhibit A  -  Legal Description
                      Exhibit B  -  Floor Plan
                      Exhibit C  -  Tenant Finish Work:  Allowance
                      Exhibit D  -  Renewal Option
                      Exhibit E  -  Letter of Credit

                                                         Net Lease
                                                         Master Lease Form 05/99


                       STANDARD INDUSTRIAL LEASE AGREEMENT


        THIS STANDARD INDUSTRIAL LEASE AGREEMENT (this "Lease") is made this 8th day of May, 2001, between The Realty Associates Fund IV, L.P., a Delaware limited partnership ("Landlord"), and the Tenant named below.

Tenant:                             Aviron,
                                    a Delaware corporation

Tenant's representative,            Lee Williams
address, and phone no.:             297 N. Bernardo Avenue
                                    Mountain View, California 94043
                                    Phone: (650) 919-6500; Fax (650) 919-6612

Project:                            The improvements located at 3600 Marshall
                                    Lane, Bensalem, Pennsylvania, and upon the land described on Exhibit A attached hereto.

Premises:                           The premises located within the single
                                    building (the "Building") in the Project
                                    containing approximately 64,050 rentable
                                    square feet of floor area and depicted on
                                    the floor plan attached as Exhibit B hereto.

Lease Term:                         Eighty-five (85) calendar months.

Commencement Date:                  Execution and delivery of the Lease by
                                    Landlord and Tenant.

Annual Base Rent PRSF:              During the period (a) Month 1* to Month 30,
                                    $5.00 per rentable square foot; (b) Month 31
                                    to Month 60, $5.25 per rentable square foot;
                                    and (c) Month 61 to Month 85, $5.50 per
                                    rentable square foot.

Monthly                             Base Rent: During the period (a) Month 1* to
                                    Month 30, $26,687.50 per month; (b) Month 31 to Month 60, $28,021.88 per month; and (c)
                                    Month 61 to Month 85, $29,356.25 per month.

                                    * Landlord hereby abates the first
                                    consecutive full monthly installment of Base
                                    Rent described above. Tenant shall pay all Operating Expenses, utilities and all other obligations accruing during such month. If
                                    Tenant defaults under this Lease beyond any applicable period of notice and cure, any remaining rent abatement shall cease from the date of such default, and Tenant shall immediately pay to Landlord all sums previously abated hereunder.

Proportionate Share (i.e.,
64,050 divided by 64,050):          100%

Estimated First Monthly                 1. Common Area Charges:             None at this time.
Operating Expense Payments                                                  Landlord reserves
(estimates only and subject                                                 the right to charge
to adjustment to actual costs                                               therefor pursuant
and expenses according to the                                               to this Lease.
provisions of this Lease):
                                        2. Taxes:                           $1.03 per rentable
                                                                            square foot per
                                                                            annum

                                        3. Insurance Premiums:              $.02 per rentable

                                                                            square foot per
                                                                            annum

                                                                            Equal to 3% of
                                        4. Others: Management Fee           gross revenues for
                                                                            the Project
                                                                            (currently $1.24
                                                                            per rentable square
                                                                            foot)

                                           Total Estimated                  $6,618.50
                                        Monthly
                                        First
                                           Monthly Operating
                                        Expense Payments:

Total First Monthly Base Rent                                               $33,306.00
and Operating Expense Payments:

Security Deposit:                   $218,000 in the form of a Letter of Credit,
                                    pursuant to Section 5 and Exhibit E attached
                                    hereto.

Landlord's Broker:                  The Flynn Company

Tenant's Broker:                    Binswanger Company


        1.     GRANTING CLAUSE.

               1.1. Premises. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

               1.2. Common Areas. Landlord hereby grants Tenant for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees during the Lease Term, the non-exclusive right to use, in common with Landlord or any other pre-existing parties who have either licenses or easements over the Project, the Common Areas (as hereinafter defined) as they exist from time to time, subject to all rights reserved by Landlord hereunder and under the terms of all reasonable rules and regulations promulgated by Landlord from time-to-time with respect thereto. Landlord reserves the right from time to time to (i) make changes in the Common Areas, including, without limitation, changes in location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (ii) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (iii) construct additional parking areas, loading dock facilities and other improvements within the Common Areas (excluding additional buildings); and (iv) do and perform such other acts and make such other changes in, to or with respect to the Common Areas as Landlord may, in the exercise of sound business judgment, deem appropriate. As used herein, the term "Common Areas" means all areas and facilities outside the Building, within the exterior land boundary lines of the Project that are provided and designated by Landlord as parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways and landscaped areas.

        2.     PREMISES.

               2.1. Acceptance. Except as set forth in this Section 2.1, Tenant accepts the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, and regulations. Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. In no event shall Landlord be liable for any defects in the Premises. In no event shall Landlord be liable for any limitation on the use of the Premises. Landlord represents that the HVAC and electrical systems servicing the Premises shall be in working order on the date Tenant takes occupancy of the Premises. Landlord agrees to install a new roof over the Building and shall use diligent, good faith efforts to do so within sixty (60) days following the Commencement Date, subject to events of Force Majeure and delays caused by Tenant.

               2.2. Commencement Date. The Commencement Date shall be upon execution and delivery of this Lease by both Landlord and Tenant, regardless of whether or not the Work described in Exhibit C is completed by Tenant. Tenant shall execute and deliver to Landlord, within ten (10) business days after Landlord's written request, a letter confirming the Commencement Date, that Tenant has accepted the Premises and that Landlord has performed all of its construction obligations, if any, with respect thereto (except for punch-list items, if any, specified in any such letter).

               2.3. Early Possession. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease, such occupancy shall not advance the termination date and Tenant shall pay all charges as set forth herein from the date of any such occupancy, except Base Rent.

               2.4. WAIVER. LANDLORD AND TENANT EXPRESSLY WAIVE AND DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE. FURTHER, TENANT AGREES THAT TENANT'S OBLIGATION TO PAY BASE RENT AND OTHER SUMS HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY BASE RENT AND SUCH OTHER SUMS, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF SUCH OBLIGATIONS, WHETHER EXPRESS OR IMPLIED.

        3.     USE.

               3.1. Permitted Use. The Premises shall be used only for the purpose of office use, receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto; provided however, with Landlord's prior written consent, which shall not be unreasonably withheld or delayed, Tenant may also use the Premises for light manufacturing. Tenant acknowledges that Landlord makes no representation or warranty that any use by Tenant of the Premises is permitted under applicable laws. Any use by Tenant of the Premises shall be in compliance with all applicable laws and at Tenant's sole risk. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste thereon.

               3.2. Compliance With Laws. Tenant, at its sole expense, shall comply with all laws (including, without limitation, Environmental Requirements, as defined herein, and laws regarding access for handicapped or disabled persons), ordinances and regulations, and all declarations, covenants, and restrictions, applicable to Tenant's use or occupation of the Project, and with all governmental orders and directives of public officers which impose any duty or restriction with respect to the use or occupation of the Project.

               3.3. Prohibited Use. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would unreasonably disturb, unreasonably interfere with, or endanger Landlord. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Landlord consents and Tenant shall be permitted to park overnight up to fourteen (14) 50 feet trailers in locations designated by Landlord from time to time, provided such use is permitted under applicable zoning laws, ordinances and codes. No use shall be made of the Premises that would constitute the Premises as a place of public accommodation under the Americans with Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time.

        4.     BASE RENT.

               4.1. Payment. Tenant shall pay Base Rent in the amount set forth on the first page of this Lease. The first month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated based on the number of days in the month at issue. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith.

               4.2. Late Charge; No Offset. Subject to any applicable grace period, if Tenant is delinquent in any monthly installment of Base Rent, estimated Operating Expenses or any other sums due hereunder, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty or as limiting Landlord's remedies in any manner. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant waives and releases all statutory liens and offset rights as to rent.

        5. SECURITY DEPOSIT. The Security Deposit (the "Security Deposit") shall consist of an unconditional and irrevocable letter of credit delivered by Tenant to Landlord to secure Tenant's obligations under this Lease in the amount specified on Page 2 of this Lease (the "Letter of Credit"). Such Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined below). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform such obligation which Tenant was obligated, but failed, to perform hereunder, and Landlord may, upon an Event of Default (after the expiration of any applicable grace period), draw a portion of or the entire Letter of Credit and apply it to any outstanding obligations of Tenant hereunder in accordance with the requirements of this Lease. Following any draw of the Security Deposit, Tenant shall reinstate within five (5) days following written notification from the bank or Landlord the amount so drawn in order to restore the Security Deposit to its prior amount, as may have been previously reduced per the terms of this Lease, unless the amount of the Event of Default exceeds $10,000, in which event Tenant shall fully reinstate the Security Deposit to its Original Amount (i.e., $218,000). Failure of the Tenant to restore the Security Deposit within such 5-day period will constitute a further Event of Default, in which case the Landlord shall be permitted to draw down the entire balance of the Letter of Credit and apply it to any current or future obligations of Tenant. In the event Landlord draws down the entire amount of the Letter of Credit and holds it as a cash Security Deposit and Landlord has not elected to apply it at such time to Tenant's obligations under this Lease, at Landlord's sole option, Tenant may replace such cash Security Deposit with a Letter of Credit meeting the requirements of this Section 5, in an amount equal to (a) such unapplied amount plus (b) any amount Tenant is required to reinstate pursuant to this Section 5. Within thirty (30) days after the Lease Term ends, provided Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the balance of any Letter of Credit or any Security Deposit not applied or otherwise released pursuant to this Section 5 to satisfy Tenant's obligations. Landlord agrees that it will not assign the Letter of Credit to any other entity except in connection with the transfer of its interest in the Project to a third party. If Landlord transfers its interest in the Project, then Landlord shall assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall deliver the Security Deposit to Landlord by delivering to Landlord a Letter of Credit in the amount of $218,000 (the "Original Amount"). The Letter of Credit shall be in the form of an unconditional and irrevocable letter of credit and in form and substance set forth on Exhibit E attached hereto. Such Letter of Credit shall: (i) name Landlord as beneficiary, (ii) be drawable on an FDIC-insured financial institution reasonably satisfactory to Landlord (excluding Silicon Bank or its affiliates), (iii) be redeemable in a state reasonably acceptable to Landlord, (iv) expressly allow Landlord to draw upon it at any time and from time to time upon demand and (v) shall be for a term commencing upon execution of this Lease by Tenant through and including thirty (30) days following the expiration date of this Lease or provide for an automatic annual renewal (an evergreen clause) unless Landlord is given sixty
(60) days prior notice of the issuer's election not to renew the same. If the issuer of the Letter of Credit notifies Landlord of its election not to renew prior to said sixty (60) day period and Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof and in Exhibit E at least thirty (30) days before the stated expiration date of the current Letter of Credit then Landlord shall have the right to draw upon the current Letter of Credit and hold the funds drawn as part of the Security Deposit. Notwithstanding the foregoing, Tenant may request Landlord in writing to reduce the Letter of Credit to $80,000, provided that Tenant satisfies each of the following conditions precedent, and subject to this Section 5: (a) no Event of Default under the Lease at any time prior to Tenant's request for reduction, (b) no set of circumstances in existence that with the passage of time would create any Event of Default under the Lease, (c) Tenant's financial statements delivered to Landlord reveal that Tenant has operated its business for a period of four (4) consecutive calendar quarters at a net profit in excess of $10,000,000 for each such quarter, and (d) Tenant certifies the foregoing representations in (a), (b) and (c) above are true and correct as of the date of such request. Subject to Landlord's reasonable determination that Tenant has complied with the foregoing requirements and subject to the terms and conditions set forth in this Section 5, the Letter of Credit shall be reduced to $80,000 by Landlord's written direction to the institution issuing the Letter of Credit. In the event Tenant commits any default and fails to cure within the grace period set forth in this Lease, Tenant shall be entitled to no reduction and shall reinstate the Letter of Credit to the Original Amount. During the Lease Term, Tenant agrees to provide Landlord quarterly audited financial statements within thirty (30) days after the end of each calendar quarter. If Tenant's financial statements reveal for four (4) consecutive calendar quarters, on a consolidated basis, that Tenant's net profit has dropped below $8,000,000, Tenant shall be required to immediately reinstate the Letter of Credit to its Original Amount within five (5) days. Any failure by Tenant to reinstate the Letter of Credit as required in this Section 5 shall constitute an Event of Default without any notice required on the part of Landlord.

        6.     OPERATING EXPENSE PAYMENTS.

               6.1. Estimated Payments. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated based on the number of days in the month at issue. With respect to any calendar year or partial calendar year in which the Project is not fully leased and occupied, the Operating Expenses for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Project been so fully leased and occupied. For the purposes of this Lease, the term "Operating Expenses" shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, repair and maintenance of the Project (including the associated Common Areas), including but not limited to the following:

                      (a) wages and salaries (including management fees which shall be equal to three percent (3%) of the gross revenues for the Project) of all employees, agents, consultants and other individuals or entities at or below the grade of Property Manager engaged in the operation, repair, replacement, maintenance, and security of the Project, including taxes, insurance and benefits relating thereto;

                      (b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project;

                      (c) annual cost of all capital improvements made to the Project which although capital in nature can reasonably be expected to reduce the normal operating costs of the Project, as well as all capital improvements made in order to comply with any law now or hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion in accordance with generally accepted accounting principles, consistently applied;

                      (d) cost of all utilities, other than the cost of utilities actually reimbursed to Landlord by the Tenant (or paid directly by Tenant to the service providers under paragraph 7 of this Lease);

                      (e) cost of any insurance or insurance related expense applicable to the Project and Landlord's personal property used in connection therewith;

                      (f) all taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Project (or its operation) and the Common Areas, excluding, however, gift, estate and inheritance taxes, federal and state taxes on income or rental income (unless imposed in lieu of all or part of the Taxes) (collectively, "Taxes"); if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Land or the Project, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for the purposes hereof;

                      (g) subject to Section 11 below, if Landlord is performing such obligations, cost of repairs, replacements, and general maintenance of the Project (including all truck court areas, loading docks, paving and parking areas, rail spur areas, truck bumpers, levelers, and truck doors), other than costs necessary to assure the structural soundness of the roof, foundation and exterior walls of the Project which are payable solely by Landlord under Paragraph 10; and

                      (h) subject to Section 11 below, if Landlord is performing such obligations, cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Project (including, without limitation, alarm service, window cleaning, exterior painting, mowing, trash collection, snow, ice, debris and waste removal, and landscape maintenance) and all expenses and costs (including legal fees and expenses) incurred for the general benefit of the Project (e.g., tax disputes).

There are specifically excluded from the definition of the term "Operating Expenses" costs (1) for capital improvements made to the Project, other than capital improvements described in subparagraph (c) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of Common Areas and the like; (2) for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Project other than Tenant; (3) for interest, amortization or other payments on loans to Landlord; (4) for depreciation of the Project; (5) for leasing commissions; (6) for curing defaults by Landlord; (7) for performing work expressly provided in this Lease to be borne at Landlord's expense; (8) for federal and state income taxes imposed on or measured by the income of Landlord from the operation of the Project; (9) to the extent covered by insurance proceeds received by Landlord, the costs of repair, replacement or restoration work occasioned by any casualty or condemnation (excluding any deductibles); (10) advertising expenses, promotional expenses, attorneys' fees, disbursements and other costs and expenses incurred in procuring prospective tenants or negotiating and executing leases; (11) except for management fees, Landlord's general overhead and any overhead of profit increment to any subsidiary or affiliate of Landlord for services on or to the Project, Common Areas and/or land on which the Project is situated, to the extent that the cost of such service exceeds competitive costs for such services rendered by persons or entities of similar skill, competence and experience other than a subsidiary or affiliate of Landlord; (12) compensation paid to any employee of Landlord above the grade of Property Manager, including officers and executives of Landlord; (13) except with respect to Tenant, the costs and expenses incurred in resolving disputes with prospective tenants, occupants of the Project or third parties, if any (excluding tax protests); (14) costs of correcting latent defects in construction of the Project (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Project in light of their specifications); (15) the costs of repairs or maintenance which are covered by warranties or service contracts in existence on the Commencement Date and only to the extent such maintenance and repairs are made at no cost to Landlord; (16) the costs of repairs, alterations and general maintenance necessitated by the gross negligence or willful misconduct of Landlord or its agent or employees; (17) penalties (excluding any interest which is permissible with respect to installment payments) due to the late payment of taxes, utility bills or other such costs; (18) any amount payable by Landlord by way of indemnity or for damages or which constitute a fine or penalty; and (19) costs related to remediating Hazardous Materials, except to the extent caused by Tenant or Tenant's employees, invitees, agents, contractors and affiliates in accordance with Section 31 below.

               6.2. Actual Payments. Landlord shall use reasonable efforts to give to Tenant as soon as reasonably practicable following the end of each calendar year a statement (the "Statement") which shall state the Operating Expenses incurred or accrued for such preceding calendar year and the amount thereof allocated to Tenant, and which shall indicate the amount, if any, of Tenant's Proportionate Share of Operating Expenses for the previous calendar year. If Tenant's total payments for any such preceding calendar year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, Tenant shall pay the difference to Landlord within 30 days after demand. If the total payments of Tenant for any year are more than Tenant's Proportionate Share of actual Operating Expenses for such year, Landlord shall retain such excess and credit it against Tenant's next payments, or, if the calculation is made after the expiration or earlier termination of this Lease and Tenant has fulfilled all obligations under this Lease, Landlord shall refund such excess to Tenant within thirty (30) days after the determination of such calculation. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. Settlement of Tenant's obligation for Operating Expenses for the last year of the Lease Term shall be made pursuant to Paragraph 21. Tenant's "Proportionate Share" shall be a fraction having as its numerator the floor area of the Premises and as its denominator the total floor area of the Building, all as reasonably determined by Landlord. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate. THIS IS A NET LEASE AND, EXCEPT AS SET FORTH IN PARAGRAPHS 2.1 AND 9.1 AND 10, LANDLORD HAS NO OBLIGATION TO PAY ANY COST TO REPAIR, MAINTAIN, INSURE OR OTHERWISE OPERATE THE PROJECT.

               6.3 Audit. Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's office upon at least ten
(10) days prior notice during normal business hours during the ninety (90) days following the respective delivery of any such Annual Cost Statement. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project. Unless Tenant sends to Landlord any written exception to either such report within said ninety (90) day period, such Statement shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on the Statement in the manner prescribed in the Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause a reasonably mutually acceptable independent certified public accountant to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Expenses overstated the amounts thereof by more than five percent (5%).

        7. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises directly to the service providers. Landlord shall not be liable for any interruption or failure of utilities or any other service to the Premises and no such interruption or failure shall result in the abatement of rent hereunder or otherwise permit Tenant to terminate this Lease. Nothing herein contained shall impose upon Landlord any duty to provide sewer or water usage for other than normal restroom usage.

        8. TAXES. Landlord agrees to pay all Taxes that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant hereunder, provided Landlord shall have the right to contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise, tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon thirty (30) days prior written demand by Landlord, at the option of Landlord, as additional rent. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

        9.     INSURANCE.

               9.1. Landlord's Insurance. Landlord shall maintain such fire and extended coverage insurance covering a minimum of eighty percent (80%) of the replacement value of the Project and such additional coverage as Landlord deems appropriate. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant hereunder. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be reasonably determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord deems reasonably necessary as a result of Tenant's use of the Premises.

               9.2. Tenant's Insurance. Tenant, at its own expense, shall maintain during the Lease Term a policy or policies of: fire and extended coverage insurance covering the replacement cost of all property and improvements, installed or placed in the Premises by Tenant; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; commercial liability insurance, with liability limits of not less than $5,000,000 combined single limit per occurrence (together with such umbrella coverage as Landlord may require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises; and, if appropriate for Tenant's operations, pollution liability insurance with such limits as Landlord may reasonably require; provided, however, that Landlord may from time to time, but not more than once annually, require an increase in any such limits, if reasonably advised by Landlord's insurance consultant. The commercial liability policies shall name Landlord as an additional insured, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall have been given to Landlord, and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over

Tenant's policies). The commercial liability policies may insure on a claims made basis provided that (1) throughout the Lease Term, Tenant is responsible for maintaining continuous coverage through the same carrier and (2) all coverage, terms, conditions and reporting periods shall remain in the identical form as the original policies or certificates delivered to Landlord (the "Original Policy"). In the event coverage is renewed with a different carrier, coverage, terms, conditions and reporting periods shall be in substantially the form of the Original Policy and the retroactive date shall be the same date as the retroactive date in the Original Policy. If coverage is changed from a "claims made basis" to "occurrence" or if a different retroactive date than the retroactive date of the Original Policy is provided, Tenant shall be required to purchase, in form acceptable to Landlord, tail coverage for an extended reporting period of a minimum of six (6) years. Certificates of such insurance policies shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

               9.3. Waiver of Subrogation. The fire and extended coverage insurance obtained by Landlord and Tenant covering their respective property shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees, and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk covered by fire and extended coverage property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver.

        10. LANDLORD'S REPAIRS. Landlord shall maintain, at Landlord's expense (without reimbursement by Tenant unless the repairs constitute a part of Operating Expenses), only the structural soundness of the roof, foundation, and exterior walls of the building of which the Premises are a part in good repair, reasonable wear and tear and casualty losses and damages caused by Tenant excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair, subject to Section 25.1 below.

        11. TENANT'S REPAIRS. Except only those repairs for which Landlord is responsible under Paragraph 10, Tenant, at Tenant's cost and expense, shall maintain in good repair and condition all parts of the Premises and the parking areas, driveways, alleys, spur tracks, and landscape and grounds surrounding the Premises, including, without limitation, the heating and air conditioning and other mechanical systems and components of the Premises, including lighting, electrical systems and plumbing lines and equipment. In connection therewith Tenant shall enter into and deliver to Landlord maintenance service contracts reasonably acceptable to Landlord with contractors approved by Landlord for the maintenance of the parking areas, driveways, alleys, spur track, landscaping and the grounds surrounding the Premises, for hot water, heating and air conditioning, and other mechanical systems and equipment within or serving the Premises. At Landlord's request, Tenant shall also sign joint maintenance agreement with the railroad company serving the Premises. The service and maintenance contracts must include all services required by Landlord and must become effective as of the Commencement Date. Notwithstanding the foregoing, Landlord may at any time assume the maintenance and repair obligations set forth in this Section 11 in the event Landlord determines, in its reasonable discretion, that Tenant is not performing its obligations under this Section 11 to the standards reasonably required by Landlord and Tenant has failed to cure the same to Landlord's satisfaction within ten (10) days following written notice from Landlord (except in the event of an emergency, where no notice would be necessary). Upon the occurrence of such event, Landlord may, but shall not be obligated to, assume the maintenance and repair obligations set forth in this
Section 11. Additionally, in the event Tenant does not so deliver the service contracts, Landlord shall have the right to contract for said service(s) with notice to Tenant. In the event Landlord assumes any repair obligations,

Tenant shall reimburse Landlord for all such costs and expenses in accordance with the provisions of Paragraph 6 above, except to the extent such repairs and replacements are covered by insurance on the Project under policies naming Landlord as the insured. Subject to the provisions of Paragraph 15, Tenant shall repair and pay for any damage to the Premises or the Project caused by Tenant and Tenant's employees, agents, or invitees, or caused by Tenant's default hereunder.

        12.    TENANT IMPROVEMENTS AND TRADE FIXTURES.

               12.1. Tenant Improvements. Unless (a) the cost thereof is less than $5,000 (and Tenant has not previously completed two (2) prior improvements or alterations totaling in the aggregate more than $10,000), (b) such work does not impact the base structural components or systems of the Project, (c) such work will not impact any other tenant's premises, and (d) such Work is not visible from outside the Premises, any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant Improvements") shall be subject to Landlord's prior written consent. All Tenant Improvements shall comply with insurance requirements and with applicable law, ordinances, and regulations, including, without limitation and to the extent applicable, laws and regulations regarding removal or alteration of structural or architectural barriers to handicapped or disabled persons (and Tenant shall construct at its expense any alteration required by such laws or regulations, as they may be amended). All Tenant Improvements shall be constructed in a good and workmanlike manner and only good grades of materials shall be used. All plans and specifications for any Tenant Improvements shall be submitted to Landlord for its approval, which will not be unreasonably withheld or delayed, except if the alterations impact the structure or the Building, the Building systems or are visible from the outside of the Premises, in which case, such consent may be withheld in Landlord's sole discretion. Landlord may thereafter monitor construction; and Tenant shall reimburse Landlord for its actual and reasonable costs in reviewing plans and documents and in monitoring construction not to exceed $2,500 in each instance. Landlord may post on and about the Premises notices and give notices that Landlord shall not be liable on account of any damage or claim in connection with such construction, and Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction. Landlord's right to review plans and specifications and monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules, or regulations. If Tenant's financial condition is not acceptable to Landlord, in Landlord's reasonable judgment, at Landlord's election, Tenant shall obtain payment and performance bonds for any Tenant Improvements which bonds shall be delivered to Landlord prior to commencement of work on the Tenant Improvements and shall be in form and substance satisfactory to Landlord. Upon completion of any Tenant Improvements, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant Improvements and final lien waivers from all such contractors and subcontractors.

               12.2. Trade Fixtures. Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") as it desires provided that such items do not alter the basic character of the Premises or the Project, do not overload or damage the same, and may be removed without injury to the Premises, and provided that the construction, erection, and installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's reasonable requirements. Upon the expiration of the Lease Term, Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal, by the last day of the Lease Term.

        13. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media or any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld, provided that Tenant complies with Landlord's reasonable sign criteria and local township codes. Upon vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's reasonable requirements.

        14. PARKING. Tenant shall be entitled to park in those areas designated for parking and subject to applicable zoning laws, ordinances and codes. Subject to Section 1.2 above, Tenant shall have the exclusive right to the parking areas associated with the Project. Additionally, Tenant may park trucks (not to exceed the number and size permitted in Section 3.3) adjacent to the loading area next to the Premises, provided such parking is permitted under applicable zoning laws, ordinances and codes. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

        15.    FIRE AND CASUALTY DAMAGE.

               15.1. Notice. If at any time during the Lease Term, the Premises or the Building is damaged by fire or other casualty, Landlord may elect upon notice to Tenant ("Landlord's Damage Notice") delivered as soon as practicable but not later than 90 days after the date of such loss to terminate this Lease or to repair and reconstruct the damaged improvements to substantially the same condition in which they existed immediately before the damage, except that Landlord shall not be required to repair and reconstruct any fixtures, additions, or other improvements that Tenant is required to insure under Paragraph 9.

               15.2. Landlord's Repair. If Landlord elects to repair and reconstruct the damaged improvements, the repair and replacement will be made within 6 months from the date of Landlord's election to repair and reconstruct, subject to delays arising from the collection of insurance proceeds or from Force Majeure events, and this Lease shall remain in full force and effect. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds and Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly reenter the Premises and commence doing business in accordance with this Lease. If Landlord elects to repair and/or reconstruct the damaged improvements, Tenant shall pay to Landlord the amount of the commercially reasonable deductible under Landlord's insurance policy within 10 days after presentment of Landlord's invoice.

               15.3. Base Rent Abatement. If the Building or a portion thereof is not usable as a result of damage by fire or other casualty to the Building, and Landlord elects to repair and/or reconstruct the damaged improvements, Rent shall be abated for the period from the date of the damage and destruction to the earlier to occur of: (i) the date of Landlord's termination or Tenant's termination in the event Tenant is permitted to terminate and exercises its termination right pursuant to Section 15.4 below, or (ii) the date of repair and reconstruction in the proportion which the area of the Premises which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and to the extent permitted by applicable law, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

               15.4. Tenant's Right to Terminate. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to terminate this Lease as Tenant's sole and exclusive remedy upon the occurrence of the following: (a) if the damage or destruction cannot be repaired within two hundred seventy (270) days after the date of the damage or destruction, or (b) if Landlord commences to repair and reconstruct the damage or destruction and fails to complete the repairs within three hundred (300) days after the date of the damage or destruction (whether or not Force Majeure events are involved), or
(c) if the Premises are completely destroyed within the last twelve (12) months of the Lease Term (and Tenant has not elected to renew the Lease Term), Tenant shall have the right to terminate this Lease upon prior written notice to Landlord within ten (10) days of the expiration of the applicable periods described in Section 15.4(a) or 15.4(b) above, or, in the event such termination is based on the event in Section 15.4(c), within ten

(10) days following the date of Landlord's Damage Notice. Any such termination will be effective as of the date of the damage or destruction.

               15.5. Tenant's Right to Require Landlord to Rebuild. Notwithstanding the foregoing, in the event that each of the following are satisfied: (a) less than fifty percent (50%) of the Building is damaged by fire or other casualty, (b) Landlord does not elect to rebuild or Landlord elects to terminate this Lease as indicated to Tenant in Landlord's Damage Notice and (c) there are at least three (3) full years remaining on the Lease Term (with any renewal period counting, provided Tenant has exercised Tenant's option to renew), within ten (10) days of the date of Landlord's Damage Notice, Tenant may by written notice to Landlord request that the Building and Premises be restored by Landlord. In such event, Tenant agrees to pay to Landlord within twenty (20) days following Landlord's invoice therefor the difference, reasonably determined by Landlord, between (i) the cost of rebuilding the damaged improvements to substantially the same condition in which they existed immediately before the damage, except for fixtures, additions or other improvements that Tenant is required to insure under Section 9 of this Lease and (ii) the actual amount of insurance proceeds received by Landlord. Landlord shall not be required to repair and reconstruct any fixtures, additions or other improvements that Tenant is required to insure under Section 9 of this Lease. Tenant shall promptly perform all repairs or restoration not required to be done by Landlord and shall commence doing business in accordance with this Lease. In addition, Tenant shall pay to Landlord the amount of the commercially reasonable deductible under Landlord's insurance policy within twenty (20) days of presentment of Landlord's invoice. Tenant shall not be entitled to any rental abatement provided in
Section 15.3 of this Lease unless Landlord recovers rent loss insurance from its insurer. If Tenant exercises its option to require Landlord to rebuild the Building in accordance with this Paragraph 15.5, such obligation of Landlord to rebuild the Building shall be the sole remedy of Tenant and Tenant waives any right to terminate the Lease by reason of such damage or casualty.

        16. CONDEMNATION. If the whole or any substantial part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with the permitted use of the Premises or in Landlord's reasonable judgment, would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord, this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken and this Lease is not terminated as provided above, the Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recovered by Tenant for moving expenses and damage to Tenant's Trade Fixtures, or for any other amounts the condemning authority is permitted to award, if a separate award for such items is made to Tenant.

        17.    ASSIGNMENT AND SUBLETTING.

               17.1. General. Without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law and shall bind any permitted assignee or sublessee. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless Tenant's ownership interests are publicly traded. If Tenant requests Landlord's consent to any assignment, subletting or other transfer, then Tenant shall provide Landlord with a written description of all terms thereof, copies of the proposed documentation and the following information about the proposed assignee, sublessee or other transferee: name and address; reasonably satisfactory information about its proposed business and business history; its proposed use of the Premises; banking, financial and other credit information; and other information sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. If Landlord consents to a proposed assignment, subletting or other transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it assumes the Tenant's obligations hereunder. Landlord's consent to any assignment, subletting or other transfer shall not waive Landlord's rights as to any subsequent assignment, subletting or transfer. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment, sublease or other transfer. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease beyond any applicable grace and cure period, (ii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iii) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Project or are in violation of the terms of this Lease, (iv) the proposed assignee or subtenant is a government entity, or (v) the proposed assignment (as opposed to a sublease) is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

               17.2. Affiliate Transfers. Notwithstanding subparagraph 17.1 above, Tenant may assign or sublet the Premises or any part thereof to an entity: (a) controlling Tenant, controlled by Tenant or under common control with Tenant or (b) in the event of a merger or consolidation; or (c) which purchases all or substantially all of the assets or stock of Tenant (such instances being referred to as a "Permitted Transfer" and such entity being a "Permitted Transferee") without the prior written consent of Landlord for so long as any such Permitted Transferee has the same or better financial strength as Tenant had as of the date of this Lease, as evidenced in a manner reasonably acceptable to Landlord. In such event, Tenant must give Landlord at least five
(5) days prior written notice, furnish appropriate financial documentation concerning such Permitted Transferee and execute and deliver to Landlord such instruments as Landlord may reasonably request with such respect to any such assignment or subletting. Sections 17.3 and 17.4 below shall not apply to a Permitted Transfer.

               17.3. Termination. Upon Landlord's receipt of Tenant's written notice of a desire to assign this Lease or sublet the Premises, or any part thereof (other than a Permitted Transferee), Landlord shall have the right to be exercised by giving written notice to Tenant within twenty (20) days after receipt of Tenant's notice, to terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease.

               17.4. Additional Compensation. In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder seventy-five percent (75%) of all such excess consideration (less Tenant's actual and reasonable costs to effect such transfer, including brokerage fees, reasonable legal fees and the amortized cost of any improvements paid for by Tenant, and the fair market value of any personal property sold by Tenant to the sublessee or assignee not included in the rent charged by Tenant) within ten (10) days following receipt thereof by Tenant. All rentals paid to Tenant by an assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind, and upon election by Landlord, such rentals shall be paid directly to Landlord.

               17.5. No Release. Notwithstanding any assignment, subletting or other transfer, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

               17.6. Landlord Transfer. Landlord may transfer, in whole or in part, the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder, provided Landlord transfers the Security Deposit to such transferee.

        18. INDEMNIFICATION AND WAIVER. Except for Landlord's or Landlord's employees' or agents' gross negligence or willful misconduct, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's partners, officers, directors, agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including attorneys' fees) for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises (including, without limitation, any alteration by Tenant) or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under the provisions of this Paragraph 18. Landlord and its partners, officers, directors, agents and employees shall not be liable for, and Tenant hereby waives all claims against such parties for, injury to persons or damage to property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or in or about the Project from any cause whatsoever, except to the extent caused in whole by Landlord's or Landlord's agents' or employees' gross negligence or willful misconduct.

        19. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors shall have the right to enter the Premises at any reasonable time and upon reasonable prior written notice (except in the event of an emergency, where no notice is necessary) to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other reasonable business purpose. Landlord and Landlord's representatives may enter the Premises during business hours and upon prior reasonable notice for the purpose of showing the Premises at any time to prospective lenders or purchasers or, during the last nine (9) months of the Lease Term, to prospective tenants; in addition, Landlord shall have the right at any time during the Term to erect a reasonable sign stating the Project is available for sale or during the last nine (9) months of the Lease Term, available to let.

        20. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise.

        21.    SURRENDER.

               21.1. Removal/Repair. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Landlord may, by notice to Tenant, require Tenant at Tenant's expense to remove any or all Trade

Fixtures and/or any or all Tenant Improvements, including, without limitation, the Work described in Exhibit C, and to repair any damage caused by such removal. Notwithstanding the foregoing, upon Tenant's submission to Landlord of a request to approve alterations or improvements to the Premises, Tenant may request Landlord to indicate to Tenant in writing whether or not Landlord will require removal thereof. If Landlord fails to respond within ten (10) days after Landlord's receipt of Tenant's request, Tenant shall be deemed to be required to remove such improvements unless Landlord sends written notice to Tenant prior to the expiration of the Lease Term that Landlord will not require removal thereof. Any Trade Fixtures, Tenant Improvements, or other property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All Tenant Improvements except those which Landlord requires Tenant to remove shall remain in the Premises as the property of Landlord.

               21.2. Survival. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, all payment obligations with respect to Operating Expenses accruing during Tenant's occupancy of the Premises and all obligations concerning the condition and repair of the Premises. Upon the termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition received on the date of this Lease (or as hereafter required with respect to improvements made thereon), normal wear and tear, acts of God covered by insurance, casualty and condemnation excepted. Prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation, all heating and air conditioning systems and equipment serving the Premises, in good condition and repair, reasonable wear and tear excepted. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as reasonably estimated by Landlord, of Tenant's obligation for Operating Expenses for the year in which the Lease terminates, subject to Section 6.2 above. All such amounts shall be used and held by Landlord for payment of such obligations, the Tenant being liable for any additional costs therefor within twenty (20) days after Landlord's written demand.

        22. HOLDING OVER. If, for any reason, Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to one hundred fifty percent (150%) of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

        23. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

                      (i) Tenant shall fail to pay any installment of Base Rent, Operating Expense Payment or any other payment required herein when due, and such failure shall continue for a period of ten (10) days from the date such payment was due.

                      (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) become insolvent; (B) admit in writing its inability to pay its debts; (C) make a general assignment for the benefit of creditors; (D) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or (E) take any action to authorize or in contemplation of any of the actions set forth above in this subparagraph 23(ii).

                      (iii) Any case, proceeding or other action against Tenant or any guarantor or surety of Tenant's obligations hereunder shall be commenced seeking (A) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (B) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; or (C) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action results in the entry of an order for relief against it which it is not dismissed within 60 days of its filing or entry.

                      (iv) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease and not reinstated to Landlord's satisfaction within five (5) days after written demand by Landlord.

                      (v) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease.

                      (vi) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

                      (vii) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within ten (10) days after Tenant becomes aware that any such lien or encumbrance is filed against the Premises.

                      (viii) Tenant or any guarantor or surety of Tenant's obligations hereunder dies or suffers a legal disability (if Tenant, guarantor, or surety is an individual) or shall be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

                      (ix) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided therein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default; provided, that if Tenant commences the cure of such default within thirty (30) days and is diligently pursuing same, then Tenant shall have an additional thirty
        (30) days to cure such default, provided such default does not adversely affect Landlord, the Project, the Project's systems and/or other tenants at the Project or surrounding buildings owned by Landlord.

        24.    LANDLORD'S REMEDIES.

               24.1. General. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: (i) terminate this Lease or Tenant's right of possession, but Tenant shall remain liable as hereinafter provided; (ii) alter locks or other security devices at the Premises, with notice to Tenant as required under applicable law, to deprive Tenant access thereto and Landlord shall not be required to provide a new key or right of access to Tenant; and/or
(iii) pursue any remedies provided for under this Lease or at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the

Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

               24.2. Lease Termination. If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions then affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

               24.3. Possession Termination. If Landlord terminates Tenant's right of possession and this Lease, to the extent required under then applicable law, Landlord shall use reasonable efforts to relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the sum of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting (after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including without limitations brokerage fees and leasing commissions, not to exceed the unamortized portion of the commission remaining under this Lease), and the cost of collection of the rent accruing therefrom) to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Base Rent due hereunder. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

               24.4. Reletting. Tenant acknowledges that Landlord has entered into this Lease in reliance upon, among other matters, Tenant's agreement and continuing obligation to pay all Rent due throughout the Term. However, if Landlord exercises its rights under this Section 24 to terminate Tenant's possession and this Lease, to the extent required under then applicable law, Landlord agrees to use reasonable efforts to attempt to relet the Premises; provided, however, Tenant agrees that Landlord has no obligation to: (i) relet the Premises prior to leasing any other space within the Project; (ii) relet the Premises (A) at a rental rate or otherwise on terms below market, as then determined by Landlord in its sole discretion; (B) to any entity not satisfying Landlord's then standard financial credit risk criteria; (C) for a use (1) not consistent with Tenant's use prior to the Event of Default; (2) which would violate then applicable law or any restrictive covenant or other lease affecting the Project; (3) which would impose a greater burden upon the Project's parking, HVAC or other facilities; and/or (4) which would involve any use of Hazardous Materials; (iii) divide the Premises, install new demising walls or otherwise reconfigure the Premises to make same more marketable; (iv) pay any leasing or other commissions arising from such reletting, unless Tenant unconditionally delivers Landlord, in good and sufficient funds, the full amount thereof in advance; (v) pay, and/or grant any allowance for, tenant finish or other costs associated with any new lease, even though same may be amortized over the applicable lease term, unless Tenant unconditionally delivers Landlord, in good and sufficient funds, the full amount thereof in advance; and/or (vi) relet the Premises, if to do so, Landlord would be required to alter other portions of the Project, make ADA-type modifications or otherwise install or replace any sprinkler, security, safety, HVAC or other Project operating systems.

               24.5. No Waiver. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof and applicable law; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judgment. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Subject to Section 24.4 above, Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

        25.    LANDLORD'S DEFAULT AND LIABILITY.

               25.1. Landlord's Default. Landlord shall not be in default hereunder and Tenant shall not have any remedy or cause of action unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). If Landlord is in default hereunder, Tenant' exclusive remedy shall be an action for damages. All obligation of Landlord hereunder shall be construed as covenants not conditions; and all such obligations will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.

               25.2. Landlord's Liability. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer of such owner of its interests in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's-ownership. Any liability of Landlord under this Lease and/or with respect to the Project, the Common Areas, the Premises or otherwise shall be limited solely to its interest in the Project (and any proceeds thereof), and in no event shall any personal liability be asserted against Landlord and/or its partners, officers, directors, agents or employees in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord or such other parties.

               25.3 No Waiver. Tenant and Landlord agree that the forbearance or waiver by Tenant to enforce its rights pursuant to this Lease or at law or in equity shall not be a waiver of Tenant's right to enforce one or more of its rights in connection with any subsequent default of Landlord. No waiver by Tenant of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Tenant.

        26. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

        27. SUBORDINATION. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees that within ten (10) business days following demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. As of the date hereof, there is no current mortgage covering the Project. With respect to any future mortgages and ground leases on or after the date hereof, if requested by Tenant in writing, Landlord agrees to use commercially reasonable efforts to cause such holder to enter into a non-disturbance agreement with Tenant in the form provided by such holder. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

        28. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease, Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within ten (10) days of Tenant's knowledge of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30-day period.

        29. LANDLORD'S LIEN/SECURITY INTEREST. Intentionally Deleted.

        30. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within ten
(10) business days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect (or specifying in detail why not), the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. It is understood and agreed that Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate. If Tenant fails to timely provide any estoppel certificate, the matters contained therein shall be deemed correct.

        31.    ENVIRONMENTAL REQUIREMENTS.

               31.1. General. Except for such incidental cleaning agents and solutions or maintenance materials used in the ordinary course or materials and goods stored as part of Tenant's warehouse operations (but such use and storage shall be in compliance with all Environmental Requirements), Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or store or use any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in compliance with all Environmental Requirements, and will obtain, comply with, and properly maintain all permits and licenses, or applications required by Environmental Requirements for its operations. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, or other similar enactments of any governmental authority of agency, and any applicable judicial, administrative or regulatory decrees, judgments, orders, or policies regulating or relating to any Hazardous Materials or pertaining to health, safety, industrial hygiene, or the environmental conditions on, under, or about the Premises or the environment, including, without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"); the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Clean Air Act; the Federal Water Pollution Control Act; the Federal Hazardous Materials Transportation Act; and all state and local counterparts, supplements or additions thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes petroleum (as defined in CERCLA), asbestos and any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements.

               31.2. Indemnity. Tenant shall indemnify, defend, and hold Landlord any its partners, officers, directors, agents and employees harmless from and against any and all manner of losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), fines, penalties, administrative and judicial proceedings, judgments, settlements, expenses (including, without limitation, reasonable consultant fees, attorneys' fees, or expert fees) which arise during or after the Lease Term which are brought or recoverable against, or suffered or incurred by Landlord or such parties as a result of any breach of the obligations under this Paragraph 31 or noncompliance with any Environmental Requirement by Tenant, it agents, employees, contractors, subtenants, or invitees, regardless of whether Tenant had knowledge of such noncompliance. Tenant shall bear the burden of proof by a preponderance of the evidence that the foregoing indemnification is inapplicable to any claim for indemnification by Landlord. Notwithstanding anything contained in this Section to the contrary, Tenant has no responsibility for any Hazardous Materials (a) existing prior to the date of Tenant's occupancy or (b) brought upon, produced, stored, used, discharged or disposed of in the Project, except by Tenant or its employees, contractors, invitees, agents and affiliates. The indemnification and hold harmless obligations of Tenant shall survive any termination of this Lease, any renewal, expansion or amendment of this Lease and/or the execution and delivery of any new lease with Tenant covering all or any portion of the Project.

               31.3. Assessments. Landlord shall have access to, and a right to perform inspections and tests of, the Premises as it may require to determine Tenant's compliance with Environmental Requirements and Tenant's obligations under this Paragraph 31. Access shall be granted to Landlord upon Landlord's reasonable prior notice to Tenant and at such reasonable times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. At the expiration or earlier termination of the

Lease, Landlord shall have the right, at its option, to undertake an environmental assessment of the Premises to determine Tenant's compliance with all Environmental Requirements. All such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal the presence of Hazardous Material stored, used or disposed of by Tenant, its agents, affiliates, contractors, subtenants or invitees, or reveal, based on Landlord's reasonable determination, that Tenant has not complied with all Environmental Requirements, in which case Tenant shall within twenty (20) days of Landlord's demand, reimburse Landlord for the cost of such inspection and tests. Landlord and Tenant agree that Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

        32. MORTGAGEE'S REQUIREMENTS. If any mortgagee should require that this Lease be amended in any manner (other than in the description of the Premises, the Lease Term, the purpose, or the rent hereunder) which amendment does not materially adversely affect the interests, rights or obligations of Tenant hereunder, Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a lease supplement agreement embodying such amendments. Tenant shall, within ten (10) business days after receipt of Landlord's notice, consent to such amendments and execute the tendered lease supplement agreement, subject to Tenant's reasonable approval.

        33. RULES AND REGULATIONS. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises, the Common Areas and/or the Project. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

        34. SECURITY SERVICE. Tenant acknowledges and agrees that Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other injury (including death) or damage suffered or incurred by Tenant or its employees or agents in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

        35. FORCE MAJEURE. Except for Landlord's and Tenant's monetary obligations hereunder, neither Landlord nor Tenant shall be held responsible for delays in the performance of such party's respective obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental actions, civil commotion, fire or other casualty, and any causes beyond the reasonable control of such party ("Force Majeure").

        36. ENTIRE AGREEMENT. This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter hereof, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior letters of intent, agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

        37. SEVERABILITY. If any clause or provisions of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

        38. BROKERS. Landlord and Tenant each represent and warrant to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the second page of this Lease, and each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation claiming the same by, through or under the indemnifying party with regard to this leasing transaction.

        39. LIMITED WAIVER. Tenant represents and acknowledges that it has knowledge and experience in financial and business matters sufficient to enable Tenant to evaluate the merits and risks of business transactions generally and the transactions contemplated by this Lease in particular; that Tenant is not in a significantly disparate bargaining position with respect to Landlord or this transaction; that Tenant has been or was afforded the opportunity to be represented by counsel of its own selection in connection with this Lease; and Tenant hereby waives the applicability of the provisions of any applicable deceptive trade or similar laws with respect to this Lease and the transactions contemplated hereby.

        40.    MISCELLANEOUS.

               (a) Any payments or charges due from Tenant to Landlord hereunder, including, without limitation, all Operating Expense Payments, shall be considered rent for all purposes of this Lease.

               (b) If and when included within the term "Tenant", as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

               (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below. Either party may by notice given as aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

               (d) Tenant hereby waives any claim for money damages or for termination of this Lease based upon any claim or assertion by Tenant that Landlord unreasonably or arbitrarily withheld or delayed its consent or approval in any case where Landlord's consent or approval is required, except if Landlord is expressly required in this Lease to be reasonable in granting its consent. Except as otherwise expressly provided in this Lease, Landlord's granting or withholding of any consent or approval shall be at its complete direction.

               (e) At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders.

               (f) Neither this Lease nor a memorandum of lease shall be filed or recorded by or on behalf of Tenant with any public official or recorder's office. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

               (g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

               (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties and, if applicable, any guarantor of Tenant's obligations hereunder.

               (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provisions hereof, or in any way affect the interpretation of this Lease.

               (j) Any amount not paid by Tenant within 5 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

               (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of law.

               (l) Time is of the essence as to the performance of Landlord's and Tenant's obligations under this Lease.

               (m) All riders, exhibits and addendum attached hereto are hereby incorporated into this Lease and made a part hereof. The following riders, exhibits and addenda are attached hereto:

                      Exhibit A  -  Legal Description
                      Exhibit B  -  Floor Plan
                      Exhibit C  -  Tenant Finish Work:  Allowance
                      Exhibit D  -  Renewal Option
                      Exhibit E  -  Letter of Credit

               (n) Landlord reserves the following rights with respect to the Project and the Premises: (i) to place upon the exterior walls of the Project signs of Landlord's own choosing, indicating the name of the Project or as set forth in Section 19 of this Lease; (ii) to change the name or address of the Project or the Premises; (iii) to retain keys to the Premises so as to have access thereto at all reasonable times, subject to the provisions of Section 19 above and upon reasonable prior notice, except in case of an emergency where no notice is necessary; and (iv) to enter the Premises and show same to prospective lenders, purchasers or tenants during Tenant's normal business hours, subject to
Section 19 above.


TENANT:                                LANDLORD:

AVIRON __________,                     The Realty Associates Fund IV, L.P.,
a Delaware corporation                 a Delaware limited partnership

                                       By: Realty Associates Fund IV LLC,
                                           a Massachusetts limited liability
By: FRED KURLAND                           company, general partner
    ---------------------
Name:
Title:                                     By: Realty Associates Advisors LLC,
                                               a Delaware limited liability
                                               company, Manager

                                               By: Realty Associates Advisors
                                                   Trust, a Massachusetts
                                                   business trust, sole member

                                                   By: /s/ JANENE P. BEHLER
                                                       -------------------------
                                                       Officer


                                                       JANENE P. BEHLER
                                                       REGIONAL DIRECTOR

                                           By: Realty Associates Fund IV Texas
                                               Corporation, a Texas corporation,
                                               general partner

                                                   By: /s/ JANENE P. BEHLER
                                                       -------------------------
                                                       Officer

                                                       JANENE P. BEHLER
                                                       REGIONAL DIRECTOR


Address:                                   Address:
-------                                    -------
297 N. Bernardo Avenue                     c/o TA Associates Realty
Mountain View, California 94043            28 State Street, 10th Floor
Attn: Lee Williams                         Boston, Massachusetts 02109
                                           Attention: Asset Manager

                         EXHIBIT "A" - Legal Description


The land referred to in this Commitment is described as follows:

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements, Situate in Bensalem Township, Bucks County, Pennsylvania, described in accordance with certain Plan prepared by A.W. Martin Associates, Inc., Consulting Engineers, dated December 7, 1970, Plan No. 2135-4-7, Sheet #1, as follows, to wit:

BEGINNING at a point on the title line in the bed of Meadow Lane (50 feet wide), which point is at the distance of 356.08 feet measured South 60 degrees 32 minutes 09 seconds West, along said title line from its point of intersection with the apparent center line of Winks Lane; thence extending from said point of Beginning along said title line in the bed of Meadow Lane, South 60 degrees 32 minutes 09 seconds West, 882.29 feet to a point; thence leaving said title line and extending through the bed of said Meadow Lane and crossing the Northerly right-of-way line to same on the arc of a circle on a line curving to the right having a radius of 459.28 feet, the arc distance of 549.74 feet to a point of tangency; thence extending North 53 degrees 22 minutes 59 seconds East, 60.00 feet to a point; thence extending North 60 degrees 32 minutes 09 seconds East, 434.83 feet to a point; thence extending South 29 degrees 27 minutes 51 seconds East, recrossing the aforesaid Northerly right-of-way line of Meadow Lane and extending into the bed of the same, 350.00 feet to a point on the title line in the bed of said Meadow Lane, the first mentioned point and place of BEGINNING.

PARCEL NUMBER: 2-75-77.

BEING the same premises which Kevin D. Flynn Development Corporation t/a The Flynn Company, a Pennsylvania Corporation by Indenture dated May 16, 1990 and recorded in the Office of the Recorder of Deeds in and for the County of Bucks in Land Record Book 181 Page 988, granted and conveyed unto 3600 Meadow Lane Partnership, a Pennsylvania Limited Partnership.

                            EXHIBIT "B" - FLOOR PLAN


                             [PREMISES FLOOR PLAN]

                                    EXHIBIT C

                         TENANT FINISH-WORK: ALLOWANCE


        1. If the Premises have heretofore been occupied by any prior tenant, then except as set forth in this Exhibit, Tenant accepts the Premises in their "as is" condition on the date that this lease is entered into, subject to the provisions of Paragraph 2.1 of the Lease.

        2. On or before April __, 2001, Tenant shall provide to Landlord for its approval final working drawings, prepared by an architect that has been approved by Landlord (which approval shall not unreasonably be withheld or delayed), of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Project, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable governmental laws, codes, rules, and regulations. Further, if any of Tenant's proposed construction work will affect the Project's HVAC, electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto shall be prepared by an engineer who Tenant shall engage at its sole cost after obtaining written approval from Landlord, such approval not to be unreasonably withheld. Landlord's approval of such working drawings shall not be unreasonably withheld and shall be provided to Tenant within five (5) business days after receipt thereof from Tenant, provided that (a) they comply with all applicable governmental laws, codes, rules, and regulations; (b) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner; and (c) the improvements depicted thereon conform to the reasonable rules and regulations promulgated from time to time by the Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, "Working Drawings" shall mean the final working drawings approved by Landlord, as amended from time to time by any changes thereto approved by Landlord and Tenant, and "Work" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Approval by Landlord of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the performance of the Work. All changes in the Work must receive the prior written approval of Landlord and Tenant (which approvals shall not be unreasonably withheld or delayed), and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible "as-built" plan (e.g., sepia) of the improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes.

        3. The Work shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. All contractors and subcontractors shall be required to procure and maintain (a) insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require; and (b) and otherwise be reasonably satisfactory to Landlord. Certificates of such insurance must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner that is free of defects and is in strict conformance with the Working Drawings, and shall be performed in such a manner and at such times as to maintain harmonious labor relations and not to interfere with or delay Landlord's other contractors

        4. The Commencement Date shall be upon execution and delivery of the Lease by Landlord and Tenant, regardless of whether or not the Work is completed.

        5. Tenant shall bear the entire cost of performing the Work (including, without limitation, design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, all of which costs are herein collectively


                             Exhibit C - Page 1 of 2
called the "Total Construction Costs") in excess of the Construction Allowance (hereinafter defined).

        6. Landlord shall provide to Tenant a construction allowance (the "Construction Allowance") equal to the lesser of (a) $75,000; or (b) the Total Construction Costs, as adjusted for any approved changes to the Work; however, since Tenant or its agent is managing the performance of the Work, then Tenant shall not become entitled to full credit for the Construction Allowance until the Work has been substantially completed and Tenant has caused to be delivered to Landlord (i) all invoices from contractors, subcontractors, and suppliers evidencing the cost of performing the Work, together with lien waivers from such parties, and a consent of the surety to the finished Work (if applicable); and
(ii) a certificate of occupancy from the appropriate governmental authority, if applicable to the Work, or evidence of governmental inspection and approval of the Work. Any unspent portion of the Construction Allowance as of the date that is one (1) year after the date of execution of the Lease by Landlord and Tenant shall be retained by Landlord, without credit to Tenant.

        7. Landlord or its affiliate shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Project, and the Project's systems. In consideration for Landlord's construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to three (3%) of the Total Construction Costs, but in any event not to exceed $5,000.00.

        8. To the extent not inconsistent with this Exhibit, Section 12.1 of this Lease shall govern the performance of the Work and the Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.




                             Exhibit C - Page 2 of 2

                                    EXHIBIT D


                                 RENEWAL OPTION

        Provided no Event of Default exists and Tenant (or a Permitted Transferee) is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one (1) additional period of seven (7) years on the same terms provided in this Lease (except as set forth below), by delivering written notice (the "Renewal Notice") of the exercise thereof to Landlord not later than twelve (12) months prior to the expiration of the initial Lease Term. The Renewal Notice shall not be deemed delivered nor otherwise effective unless the Renewal Notice includes the following statement: "Landlord must deliver a written notice to Tenant within 60 days from the date of receipt hereof, which sets the Base Rent to be paid by Tenant during the renewal term." On or before the commencement date of such extended Lease Term, Landlord and Tenant shall execute an amendment to this Lease extending the Lease Term on the same terms provided in this Lease, except as follows:

        (1) The Base Rent payable for each month during such extended Lease Term shall be the greater of (a) the prevailing rental rate for buildings comparable to the Project, at the commencement of such extended Lease Term, for space of equivalent quality, size, utility and location, with the length of the extended Lease Term and the credit standing of Tenant to be taken into account, or
               (b) the Base Rent which would otherwise be payable hereunder for the first full calendar month of such extended Lease Term, as adjusted in the manner provided in this Lease;

        (2) Tenant shall have no further renewal options unless hereafter expressly granted by Landlord in writing; and

        (3) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

        Landlord shall deliver written notice (the "Landlord Notice") to Tenant, within sixty (60) days after Landlord's receipt of a timely Renewal Notice, which sets forth the Base Rent as reasonably determined by Landlord to be payable during the renewal period after consideration of the factors set forth under clause (1) above. Tenant shall have the right, within thirty (30) days following the date of the Landlord Notice, to deliver written notice (the "Revocation Notice") to Landlord that Tenant elects to revoke its exercise of the renewal option. If Tenant delivers a Revocation Notice, Tenant shall have no further rights under this Exhibit and this Lease shall terminate upon the expiration of the initial term hereof. If Tenant timely delivers a Renewal Notice but fails to timely deliver a Revocation Notice, this Lease shall be extended on the terms set forth above and at the Base Rent specified in the Landlord Notice.

        Tenant's rights under this Exhibit shall terminate if (i) this Lease or Tenant's right to possession of the Premises is terminated, (ii) Tenant, at any time during the Lease Term, assigns any of its interest in this Lease or sublets any portion of the Premises (other than to a Permitted Transferee), (iii) Tenant delivers a Revocation Notice, or (iv) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.



                             Exhibit D - Page 1 of 1

                     [COMERICA BANK--CALIFORNIA LETTERHEAD]

                                    EXHIBIT E

BENEFICIARY:                     DATE OF ISSUE:

THE REALTY ASSOCIATES FUND IV L.P.
c/o TA ASSOCIATES REALTY
28 STATE STREET, 10TH FLOOR
BOSTON, MASSACHUSETTS 02109

WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____ IN YOUR FAVOR FOR ACCOUNT OF AVIRON, INC., 297 NORTH BERNARDO AVENUE, MOUNTAIN VIEW, CA 94043, IN THE AMOUNT OF USD 218,000.00 (TWO HUNDRED EIGHTEEN THOUSAND AND 00/100's U.S. DOLLARS) AVAILABLE UPON DEMAND BY YOUR DRAFT(S) AT SIGHT ON COMERICA BANK-CALIFORNIA, IN THE FORM OF ANNEX A, ATTACHED HERETO, PURPORTEDLY SIGNED BY YOUR AUTHORIZED OFFICER.

PARTIAL DRAWINGS ARE PERMITTED.

ANY DRAWING UNDER THIS LETTER OF CREDIT WILL BE PAID FROM OUR GENERAL FUNDS.

DOCUMENTS PRESENTED BY FACSIMILE TO 408-556-5216 ARE ACCEPTABLE AND SHALL BE DEEMED RECEIVED UPON RECEIPT OF ISSUER. ORIGINAL DOCUMENTS ARE TO BE PRESENTED BY COURIER OR OVERNIGHT DELIVERY TO COMERICA BANK-CALIFORNIA AT OUR OFFICE LOCATED AT 333 W. SANTA CLARA STREET, 2ND FLOOR, SAN JOSE, CA 95133.

PAYMENT UNDER THIS LETTER OF CREDIT WILL BE MADE WITHIN THE SAME BUSINESS DAY PROVIDED THAT THE CLAIM IS RECEIVED AT OUR OFFICE LOCATED AT 333 W. SANTA CLARA STREET 2ND FLOOR, SAN JOSE, CA 95133 OR BY FACSIMILE AT 408-556-5216 PRIOR TO 10:00 A.M. PACIFIC STANDARD TIME, ON ANY BUSINESS DAY. IN THE EVENT THAT THE CLAIM IS RECEIVED AFTER 10:00 A.M., PACIFIC STANDARD TIME, ON ANY BUSINESS DAY IT SHALL BE HONORED AND PAID THE NEXT BUSINESS DAY.

IF A DEMAND FOR PAYMENT MADE HEREUNDER DOES NOT, IN ANY INSTANCE, COMPLY WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, WE SHALL GIVE YOU NOTICE WITHIN ONE BUSINESS DAY AFTER RECEIPT OF THE DOCUMENTS, THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, STATING THE REASONS THEREFORE AND THAT WE WILL UPON YOUR INSTRUCTIONS HOLD ANY DOCUMENTS AT YOUR DISPOSAL OR RETURN THE SAME TO YOU.

UPON BEING NOTIFIED THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN CONFORMITY WITH THIS LETTER OF CREDIT, YOU MAY ATTEMPT TO CORRECT ANY SUCH NON-CONFIRMING DEMAND FOR PAYMENT TO THE EXTENT THAT YOU ARE ENTITLED TO DO SO AND WITHIN THE VALIDITY OF THIS LETTER OF CREDIT.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR PERIODS FROM THE EXPIRATION DATE HEREOF, OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY
(60) DAYS PRIOR TO ANY EXPIRATION DATE, WE SHALL NOTIFY YOU BY COURIER SERVICE AT THE ABOVE LISTED ADDRESS THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD.

NOTWITHSTANDING THE ABOVE THE FINAL EXPIRY DATE IS APRIL 17, 2009.

THIS LETTER OF CREDIT IS TRANSFERABLE AND NOTWITHSTANDING ARTICLE 48G OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDIT, ICC PUBLICATION 500, THIS LETTER OF CREDIT MAY BE SUCCESSIVELY TRANSFERRED. TRANSFER OF THIS LETTER OF LETTER OF CREDIT TO A TRANSFEREE SHALL BE EFFECTED ONLY UPON PRESENTATION TO US THE ORIGINAL LETTER OF CREDIT __________ AND ORIGINAL AMENDMENT(S). IF ANY MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (IN THE FORM OF ANNEX B ATTACHED HERETO), AND PAYMENT OF OUR TRANSFER COMMISSION WHICH IS 1/4% OR MINIMUM USD250.00. UPON SUCH PRESENTATION, WE SHALL TRANSFER THE SAME TO YOUR TRANSFEREE OR, IF SO REQUESTED BY YOUR TRANSFEREE, ISSUE A LETTER OF CREDIT TO YOUR TRANSFEREE WITH PROVISIONS CONSISTENT WITH, AND SUBSTANTIALLY THE SAME AS, THIS LETTER OF CREDIT.

ALL DOCUMENTS ARE TO BE FORWARDED TO US BY THE METHODS PROVIDED HEREIN AT BENEFICIARY'S EXPENSE. OUR ADDRESS IS 333 W. SANTA CLARA STREET, ATTN:
INTERNATIONAL BANKING DEPARTMENT, 2ND FLOOR, SAN JOSE, CA 95113. DIRECT INQUIRIES TO SWIFT ADDRESS MNBDUS6S, TELEX: 3774155 CMACAL, FAX NO: (408) 556-5216.

ALL DRAFTS DRAWN UNDER THIS CREDIT MUST BE MARKED "DRAWN UNDER COMERICA BANK
CALIFORNIA LETTER OF CREDIT NO.      ", AND BE IN THE FORM ATTACHED AS ANNEX A.

THIS LETTER OF CREDIT IS SUBJECT TO AND GOVERNED BY THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE, 1993 REVISION, PUBLICATION 500. THIS LETTER OF CREDIT SHALL DEEMED TO BE ISSUED UNDER THE LAWS OF THE STATE OF CALIFORNIA, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA WITH RESPECT
TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS AND MATTERS ON WHICH THE UNIFORM CUSTOMS AND THE LAWS OF THE STATE OF CALIFORNIA ARE INCONSISTENT.

                                     ANNEX A


DATE:

TO:                                          RE: LETTER OF CREDIT NO:
                                                 ISSUED BY

GENTLEMEN:

THE UNDERSIGNED BENEFICIARY, HEREBY DEMANDS PAYMENT OF USD_____________ TO BE PAID IN IMMEDIATELY AVAILABLE FUNDS, DRAWN UNDER COMERICA BANK-CALIFORNIA LETTER OF CREDIT NO. __________ DATED ______________.


SINCERELY,


BENEFICIARY'S NAME


SIGNATURE OF BENEFICIARY

Transfer Form
              -----------------------------------------------------------------
              THIS FORM IS TO BE USED WHERE A LETTER OF CREDIT IS TRANSFERRED IN ITS ENTIRETY AND NO SUBSTITUTION OF INVOICE IS INVOLVED.

                                     ANNEX B
Comerica Bank-California                               DATE ___________________
International Banking Department
333 W. Santa Clara Street, 2nd Floor
San Jose, California 95113

                                   Re: Credit No.______________________________
                                   Issued by __________________________________
                                   Your advice no. ____________________________

For value received, the undersigned beneficiary hereby irrevocably transfers to:

-------------------------------------------------------------------------------
                              (NAME OF TRANSFEREE)

-------------------------------------------------------------------------------
                                   (ADDRESS)

-------------------------------------------------------------------------------
                                (ADVISING BANK)

all rights to the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The advice of such Letter of Credit is returned herewith together with any and all amendments, and we ask you to enter the transfer on the reverse of the advice, and forward it direct to the transferee with your customary notice of transfer.

Please charge our account number ___________________ for $__________________
representing your transfer commission and in addition thereto we agree to pay to you on demand any expenses that may be incurred in connection with this transfer.

SIGNATURE AND LEGAL CAPACITY GUARANTEED    Very truly yours,

--------------------------------------     ------------------------------------
             (BANK)                                 (BENEFICIARY)

--------------------------------------     ------------------------------------
    (AUTHORIZED SIGNATURE/TITLE)              (AUTHORIZED SIGNATURE/TITLE)